                                    EXHIBIT E

          Forms of Letters from the Fund to Members in Connection with the Fund's Acceptance of Tenders of Interests.

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE
FUND.

                                            _______, 2005

Dear Member:

            Blue Rock Market Neutral Fund, LLC (the "Fund") has received and accepted for purchase your tender of a limited liability company interest in the Fund. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Fund.

            Because you have tendered and the Fund has purchased your entire investment, you have been paid 95% of the purchase price based on the estimated unaudited net asset value of the Fund as of June 30, 2005, or the applicable date if the offer is extended, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated _________________.

            The balance of the purchase price, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the year ending March 31, 2006 and is subject to year-end audit adjustment. This amount will be paid within ten days after the conclusion of the year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2006.

            Should you have any questions, please feel free to contact Jay B. Howard, Tender Offer Administrator, at UMB Fund Services, Inc., the Fund's administrator, at (414) 271-5885.

                                            Sincerely,

                                            Blue Rock Market Neutral Fund, LLC

Enclosure

Blue Rock Market Neutral Fund, LLC

THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE FUND.

                                            _______, 2005

Dear Member:

            Blue Rock Market Neutral Fund, LLC (the "Fund") has received and accepted for purchase your tender of a portion of your limited liability company interest in the Fund. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Fund.

            Because you have tendered and the Fund has purchased a portion of your investment, you have been paid a note (the "Note"). The Note entitles you to receive an initial payment of at least 95% of the purchase price based on the unaudited net asset value of the Fund as of June 30, 2005, or the applicable date if the offer is extended, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated _________________ no later than July 30, 2005, unless the valuation date of the Interests has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

            The terms of the Note provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you after the completion of the Fund's fiscal year-end audit for the year ending March 31, 2006 and is subject to fiscal year-end audit adjustment. This amount, will be paid within ten days after the conclusion of the fiscal year-end audit, or on such earlier date as the Fund's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2006.

            You remain a member of the Fund with respect to the portion of your interest in the Fund that you did not tender.

            Should you have any questions, please feel free to contact Jay B. Howard, Tender Offer Administrator, at UMB Fund Services, Inc., the Fund's administrator, at (414) 271-5885.

                                            Sincerely,

                                            Blue Rock Market Neutral Fund, LLC

Enclosure

                                       E-2